Exhibit 99.1

To Fund Growth Initiatives, Ebix Increases Credit Facility
via Funding of $100 Million Accordion Option

Johns Creek, GA - November 28, 2018 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software, e-commerce and payment services to the insurance, financial and healthcare industries, today announced the expansion of its existing syndicated credit facility through the funding of an additional $100 million utilizing the facility’s accordion feature.

The funding increase was provided by existing members of the ten-bank group who expanded their share of the credit facility. Interest rates for the facility are based on a leveraged-based pricing grid. An additional $50 million of incremental borrowing remains available under the facility’s accordion feature, bringing the facility’s total potential to $795 million considering the current loan amortization.

Including worldwide cash balances in excess of $110 million and $107 million in available borrowings, excluding the additional accordion feature, Ebix has access to approximately $ 217 million to fund working capital requirements, the Company’s growth initiatives and share repurchase program. For the 12 months ended September 30, 2018, Ebix’s net cash from operating activities increased 24.7% to $100.9 million, compared to $80.9 million in the comparable year-ago period.

Robin Raina, Ebix President and CEO, said, "We are gratified by the expanded credit facility support of our bank syndicate. This additional borrowing augments Ebix’s growing operating cash flow in funding our growth and value creation initiatives. Specifically, we tapped a portion of our facility’s accordion feature in order to provide liquidity for a few not yet disclosed accretive acquisition opportunities that we hope to complete and announce in the coming days. The contemplated purchases should provide at least $13 million in incremental annual operating income.”

Ebix’s syndicated bank group is comprised of the following ten financial institutions: Regions Bank, PNC Bank, BMO Harris Bank, Compass Bank, Fifth Third Bank, KeyBank, Bank of the West, Silicon Valley Bank, Cadence Bank and Trustmark National Bank. Regions Bank continued to lead the banking group while serving as the administrative and collateral agent. PNC Bank and BMO Capital Markets served as co-syndication agents, BBVA Compass and Fifth Third Bank served as co-documentation agent, and Regions Capital Markets, PNC Capital Markets and BMO Capital Markets acted as joint lead arrangers and joint book runners.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $124 Billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions’ Corporate Banking Group serves public and private companies throughout the bank’s geographic footprint as well as across the United States through its Specialized Industry groups. Regions Capital Markets, a division of Regions Bank, provides products and services including syndicated loan facilities, interest rate, commodity and foreign exchange risk hedging. Operating under wholly owned subsidiaries of Regions Financial Corporation, Regions provides advisory and certain capital raising services. Regions Securities LLC serves as a broker-dealer to corporate and commercial clients, and BlackArch Partners LLC offers merger and acquisition services.

Exhibit 99.1

About Ebix, Inc.
With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 260,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending etc., in an emerging country like India. The Company’s Forex Exchange has an approximate 70% market share of India’s airport Foreign Exchange business encompassing 25 international airports like Delhi, Mumbai, Bangalore, Chennai and Kolkata International airports, while conducting over 1 million transactions per annum. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the

Exhibit 99.1

Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:
Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com